EXHIBIT (10)-c

THE EXECUTIVE INCENTIVE COMPENSATION PLAN
As amended and restated 2/27/96


1.0	INTRODUCTION

The Executive Incentive Compensation Plan is established to provide incentive compensation in the form of a supplement to the base salaries of those officers, managers, and key employees who contribute significantly to the growth and success of the Company's business; to attract and to retain, in the employ of the Company, individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interests of the Company's shareholders.


2.0	ELIGIBILITY

Those members of the executive management group whose duties and responsibilities contribute significantly to the growth and success of the Company's business are eligible. This generally includes all positions in the mid-management/technical band and above, in Rochester based divisions or functions. The plan may be adopted by non-Rochester based divisions.

The participant must be on the payroll in an eligible position before July 1 of the plan year, to be eligible for an award.


3.0	DEFINITIONS

	3.1	A standard incentive award has been established
for each salary grade or job band and is expressed as a percentage of period salary
(i.e., eligible base salary earnings for the year). Exhibit I defines standard percentage schedules.

		The standard incentive award is the award payout level which over time, participants, units and the corporation should average, and will be the amount which will be used for financial accrual purposes during the incentive year.

	3.2	An approved incentive award is the incentive
which has been approved by the Chairman of the Board of directors and the Committee On
Management of the Board to be paid by the Company to the participant.

		Actual incentive award amounts, based upon individual and organizational performance, can vary from 0% for unacceptable performance to a maximum of 175% of standard. In any event, an award cannot exceed the maximum.


4.0	MEASURES OF PERFORMANCE

Each organizational unit and eligible participant will set performance measures. These will be applied for incentive plan purposes as follows:

                                   Global
                      Corporation  Business  Unit(s)  Individual


Global Business       20%          40%       40%
  Managers
Staff Officers        75%                             25%
Corporate Staff
  Participants        50%                             50%
Division or Group
  Presidents          25%    or    25%       75%
Division or
  Global Business
  Participants                     50%   or  50%      50%


	4.1	The "Organizational Performance Management
System" (OPMS) has been established to evaluate corporate, division, global business and profit center performance for Executive Incentive
Compensation Plan purposes.

		The OPMS is based upon five organizational objectives. These objectives are to be agreed upon at the beginning of the plan year. They must include the following categories and weightings:

			Sales	                    25%
			Operating Earnings       	25%
			Asset Management	         20%
			Long Term Vitality	       15%
			How Goals are Achieved	   15%

		For the three financial goals performance levels for 5, 4, 3, 2 and 1 ratings are to be defined at the beginning of the plan year for each goal.
The fourth and fifth goal will be assessed at year end by the COO and the CEO.

		After calculation of year end OPMS results, the CEO may make a modification of +20 (if performance is not accurately reflected in performance measures i.e., due to general economic, industry change, corporate strategy change). Adjustments must be made in 5% increments.

	4.2	The "Individual Performance Management System"
(IPMS) for use with the Executive Incentive Plan will consist of five or fewer specific individual objectives. These objectives are to be agreed upon at the beginning of the Plan year. They must be measurable and generally within the participant's control. Further, there will be a pre-determined weighting among the objectives reflecting the priority of these objectives. Individual performance will be determined by the participants' supervisor and approved by the Division/Group Presidents or appropriate corporate staff function head.

		The unit or functional officer may make an adjustment of +20% to the calculated ratings if performance is not accurately reflected in performance measures. Adjustments must be made in 5% increments.


5.0	DEFINITION OF PERFORMANCE

The following "definitions of performance" are to be utilized for the plan:


            PERFORMANCE
            DESIGNATION          DEFINITION


            5 (maximum)          Extraordinary performance
                                 where the objective was
                                 exceeded by a wide margin.
            4 (high standard)    Excellent performance where
                                 the objective was exceeded.
            3 (standard)         Successful performance where
                                 the objective was well met.
            2 (low standard)     Performance fell short of
                                 goal.
            1 (minimum)          Performance was well below
                                 expectations.



6.0	PROCEDURE FOR BONUS CALCULATION AND APPROVAL

Each participant's total bonus will be calculated as follows:

	1)	The standard bonus (see Section 3.1) is divided
into appropriate corporation/unit-individual components (as defined in Section 4.0).

	2)	For the organizational components;

		A.	The final rating is converted to a percentage
factor (see Attachment I conversion table).

		B.	The factor is multiplied by the standard
organizational bonus.

		C.	There is no organizational award granted if
final overall rating is below 1.0.

	3)	For the individual component;

		A.	The final rating is converted to a percentage
factor (see Attachment III conversion table).

		B.	The factor is multiplied by the standard
individual bonus.

		C.	There is no individual award granted if final
overall rating is below 1.0.

	4)	To calculate the total bonus, the components are
added.


The Division Presidents will submit their recommendations for individual incentive awards to their immediate superiors. In all instances the recommendations for the Corporate awards will be submitted to the Chief Executive
Officer for concurrence.

Corporate function heads will submit their recommendations for individual awards to their immediate superior who will then submit the recommendations to the Chief Executive
Officer for concurrence.


7.0	REMOVAL, TRANSFERS AND TERMINATIONS

	7.1	Participants whose employment with the Company
is terminated because of retirement, death, or disability:

	-	After the close of the plan year, but prior to
the actual distribution of awards for such year, may be awarded a full incentive award for the plan year. In the case of death, such payment will be made to a beneficiary.

	-	After the beginning, but prior to the end of the
plan year, may receive an incentive award for that year based on a prorated calculation reflecting their employment with the Company and participation in the Plan during the year.
Awards will not be paid for any period less than six months participation in the plan year.

	7.2	Participants who are terminated in the fourth
quarter of the year due to a re-structuring which results in job elimination, may receive an incentive award for that year based on a prorated calculation reflecting their employment with the Company and participation in the Plan during that year.

	7.3	Participants transferred during the plan year
within the Company will be awarded an incentive payment through the division in which the participant is employed at the end of the plan year. It will be based on the contribution made in each division in which the participant was employed during the year. To this end a written evaluation and rating must be completed by the participant's superior upon transfer. The awarding division will be charged for the full amount of the bonus.

	7.4	Notwithstanding the foregoing, a special
prorated incentive award shall be paid to participants if, during the period between the date of a change in control and the next award date determined pursuant to Section 10:

	1)	the participant's employment is terminated
involuntarily other than for good cause, or

	2)	the Plan is terminated.

The amount of the award shall be calculated as a percentage of period earnings based upon standard performance and prorated through the date of termination of the participant or the Plan, as applicable.

A change of control of the Company is defined as follows:

	A.	The acquisition by any individual, entity or group
(within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act")) (a "Person") of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");
provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company),
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of paragraph C of this Section 7.0 are satisfied; or

	B.	Individuals who, as of the date hereof, constitute
the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;
provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

	C.	Approval by the shareholders of the Company of a
reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding
Company Common Stock and Outstanding Company Voting
Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be,
(ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

	D.	Approval by the shareholders of the Company of (i)
a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition,
(a) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding
Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the same Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common
Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
(c) at least a majority of the members of the board of directors of such corporation were members of the Incumbent
Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.


	7.5	Participants who leave the company or are
terminated prior to the actual payment of award for reasons other than retirement, death, disability, termination in the fourth quarter due to a restructuring which results in job elimination, change in control, will forfeit the award for that plan year.


8.0	INCENTIVE AWARDS THROUGH CONTRACTUAL AGREEMENTS

Incentive awards may be made to participants who do not meet the six month eligibility requirements only if the following conditions are met.

	(1)	Award must be made through contractual agreement
made upon hiring, re-assignment, or commencement of special project or assignment. These arrangements must be approved in writing by Division President, Corporate Compensation,
Corporate V.P. Human Resources, and normal 1 over 1 approval matrix.


9.0	ADMINISTRATION OF THE PLAN

The Committee On Management of the Board of Directors reserves the right to interpret, amend, modify or terminate the existing program in accordance with changing conditions. Further, no participant eligible to receive any payments shall have any rights to pledge, assign, or otherwise dispose of unpaid portion of such payments. The Committee On Management is responsible for overall administration of the Plan. It will determine who will receive incentives and the amount of each incentive. It may also review the standards and objectives for a particular year. The Committee On Management may change or terminate the Plan at any time and no person has any rights with respect to an incentive award until it has been paid.


10.0	INCENTIVE AWARD DISTRIBUTION

Incentive awards, when payable, shall be paid in the latter part of the month of February following the close of the preceding fiscal year.

Participants may also elect to defer all or part of an incentive award in accordance with the procedure set forth in the Company's Deferred Compensation Plan.




						BAUSCH & LOMB INCORPORATED

						BY: /s/ Deborah K. Smith
						DEBORAH K. SMITH
						SENIOR VICE PRESIDENT
						HUMAN RESOURCES

AGREED to this 1st day
of March, 1996.